Exhibit 99.3

COLLATERAL AGREEMENT

Among

Eco Telecom Limited,

as Pledgor,

The Bank of New York,

as Securities Intermediary

The Bank of New York,

as Depositary under the ADR Program

and

Deutsche International Corporate Services Limited,

as Collateral Agent and Trustee

Dated as of

April 28, 2005

The following Table of Contents has been inserted for convenience of reference only and does not constitute a part of the Collateral Agreement.

TABLE OF CONTENTS

SECTION

1.	THE SECURITY INTERESTS.	1

2.	DEFINITIONS.	2

3.	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR.	4

4.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY.	6

5.	CERTAIN COVENANTS OF THE PLEDGOR.	7

6.	ADMINISTRATION OF THE COLLATERAL AND VALUATION OF THE SECURITIES	9

7.	INCOME AND VOTING RIGHTS ON COLLATERAL.	10

8.	REMEDIES UPON LTV RATIO TRIGGERED EARLY MATURITY OR EVENTS OF DEFAULT.	11

9.	THE SECURITIES INTERMEDIARY	15

10.	THE COLLATERAL AGENT.	19

11.	THE DEPOSITARY.	23

12.	AMENDMENT.	24

13.	MISCELLANEOUS.	26

14.	TERMINATION OF COLLATERAL AGREEMENT.	28

SCHEDULE I	COLLATERAL ACCOUNT	I-1

ANNEX I	[FORM OF LEGAL OPINION OF DAVIS, POLK & WARDWELL]	AI-1

ANNEX II	[FORM OF POWER OF ATTORNEY]	AII-1

i

COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (this “Collateral Agreement”), dated as of April 28, 2005, among Eco Telecom Limited, a company organized under the laws of Gibraltar (the “Pledgor”), Deutsche International Corporate Services Limited, a Jersey company, as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of Deutsche International Corporate Services Limited, as trustee under the Indenture referred to below (in such capacity, together with its successors in such capacity, the “Trustee”), the Trustee, The Bank of New York, in its capacity as Securities Intermediary in respect of the Collateral Account (as defined herein) (the “Securities Intermediary”) and, solely with respect to Section 11 of this Collateral Agreement, The Bank of New York, in its capacity as depositary under the ADR Program (as defined below) (in such capacity, together with its successors in such capacity, the “Depositary”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture (the “Indenture”), dated as of the date hereof, between the Pledgor, the Trustee, Alfa Telecom Limited, as guarantor (the “Guarantor”) and Deutsche Bank AG London branch, as Calculation Agent, the Pledgor has issued bonds in aggregate principal amount of $350,000,000 (the “Securities”) fully and unconditionally guaranteed by the Guarantor;

NOW, THEREFORE, to secure the performance by the Pledgor of its obligations under the Securities and the Indenture and to secure the observance and performance of the covenants and agreements contained herein and in the Indenture, the parties hereto agree as follows:

1. The Security Interests.

In order to secure the observance and performance of the covenants, agreements and obligations contained herein and in the Indenture and the Securities:

(a) Security Interests. The Pledgor hereby grants and pledges unto the Collateral Agent, as agent of and for the benefit of the Collateral Agent and the Trustee, as trustee for the Holders from time to time of the Securities, a security interest in and to, and a lien upon and right of set-off against, all of the Pledgor’s right, title and interest in and to (i) the Pledged Items described in paragraph (b); (ii) all additions to such Pledged Items; (iii) the Collateral Account, all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held therein or credited thereto and all security entitlements in respect thereof; (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items; and (v) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter from or in connection with the Pledged Items (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Pledgor with respect to the Pledgor) (the “Proceeds”) (such Pledged Items, additions, substitutions, income, collections, powers, rights and Proceeds described in clauses (i)

through (v) above being herein collectively called the “Collateral”). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Collateral Agreement.

(b) Initial Pledge Date. On the date hereof, the Pledgor shall deliver to the Collateral Agent in pledge hereunder 5,120,000 VIP Shares, in the manner provided in Section 6(b).

The parties hereto expressly agree that all rights, assets and property (including, without limitation, cash) at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).

2. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. In addition, the following capitalized terms as used herein shall have the following meanings:

“Business Day” means a day which in London and in The City of New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

“Collateral” has the meaning specified in Section 1(a).

“Collateral Account” has the meaning specified in Section 6(b).

“Collateral Agent” means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with Section 10.

“Collateral Event of Default” has the meaning specified in Section 6(c).

“Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.

“Deposit Agreement” means that certain Deposit Agreement among VIP, The Bank of New York, as depositary, and owners and beneficial owners of VIP ADRs, dated as of November 20, 1996, as amended or supplemented from time to time.

“DTC” means The Depository Trust Company.

“Investment Property” means “investment property” as defined in Section 9-102(a)(49) of the UCC.

“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

“LTV Ratio Triggered Early Maturity” means that the Early Maturity Time has occurred in connection with an Early Maturity Event set forth in Section 3.16(a)(ix) of the Indenture.

“Location” means, with respect to any party, the place such party is “located” within the meaning of Section 9-307 of the Uniform Commercial Code as in effect in each jurisdiction that may be deemed applicable to such party.

“Other Liens” has the meaning specified in Section 4(b)(ii).

“Permitted Transfer Restrictions” has the meaning specified in Section 3(e).

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Items” means the VIP Shares delivered pursuant to Section 1(b) and any and all other securities and instruments delivered by the Pledgor to be held by the Collateral Agent under this Collateral Agreement as Collateral, and any security entitlement in respect thereof.

“Proceeds” has the meaning specified in Section 1(a).

“Responsible Officer” means, when used with respect to the Collateral Agent, any vice president, assistant vice president, assistant treasurer, assistant secretary or trust officer located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Collateral Agreement, and also means, with respect to any matter relating to this Collateral Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject; when used with respect to the Securities Intermediary, any vice president, assistant vice president, assistant treasurer, assistant secretary or trust officer located in the division or department of the Securities Intermediary responsible for performing the obligations of the Securities Intermediary under this Collateral Agreement, and also means, with respect to any matter relating to this Collateral Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Intermediary” means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with Section 9.

“Transfer Restriction” means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto, whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law; provided that (i) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, (ii) any condition or restriction imposed by DTC generally in respect of securities held by it and (iii) any condition or restriction imposed hereunder or under the Indenture, shall not constitute a “Transfer Restriction.”

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“VIP” means the Open Joint Stock Company “Vimpel-Communications” organized under the laws of the Russian Federation.

“VIP Shares” means the common stock of VIP, 0.005 rubles nominal value per share, or security entitlements with respect thereto.

3. Representations and Warranties of the Pledgor.

The Pledgor hereby represents and warrants to the Collateral Agent and the Trustee that:

(a) Corporate Existence and Power. The Pledgor is a company validly existing and in good standing under the laws of Gibraltar, and has all powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Collateral Agreement.

(b) Authorization and Non-Contravention. The execution, delivery and performance by the Pledgor of this Collateral Agreement have been duly authorized by all necessary corporate action on the part of the Pledgor and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws or similar constitutive documents of the Pledgor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor.

(c) Binding Effect. This Collateral Agreement constitutes a valid and binding agreement of the Pledgor enforceable against the Pledgor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general equitable principles.

(d) Solvency. The Pledgor is presently solvent and able to pay, and paying its debts as they become due, and anticipates that it will continue to be able to pay its debts as they become due for the foreseeable future.

(e) No Transfer Restrictions. Except for the requirement that a written legal opinion substantially in the form of Annex I hereto be delivered by Davis Polk & Wardwell to the Depositary (such restriction, the “Permitted Transfer Restrictions”), no Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof except where the Holder for whose account such sale is being conducted is an “affiliate” (as defined in Rule 144 under the United States Securities Act of 1933, as amended) of VIP and save for the Pledgor’s obligation to give notice to VIP upon an actual transfer of VIP Shares as required under the Shareholders Agreement dated May 30, 2001 between the Pledgor, Telenor East Invest AS and other parties (as amended from time to time).

(f) Title to Collateral; Perfected Security Interest. The Pledgor (i) has paid full purchase price (within the meaning of Rule 144(d)(1) under the Securities Act) for the VIP Shares pledged in accordance with Section 1(b) more than two years prior to the date hereof and has good and marketable title to the Pledged Items, free of all Liens (other than the Lien created by this Collateral Agreement) and Transfer Restrictions (except for Permitted Transfer Restrictions) and (ii) is not and will not become a party to or be otherwise bound by any agreement, other than this Collateral Agreement, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than the Pledgor, the Collateral Agent or the Securities Intermediary with Control with respect to any Collateral. Upon re-registration of the VIP shares constituting Collateral hereunder on the shareholders register of VIP in the name of the Custodian acting as nominee for the Securities Intermediary and the crediting by the Securities Intermediary of such VIP Shares to the Collateral Account, the Collateral Agent will have obtained, for the benefit of the Trustee, a valid and first priority perfected security interest in such Collateral, in respect of which the Collateral Agent will have Control, subject to no other Lien. None of the Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

(g) No Financing Statements. No financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

(h) No Filing Required. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Collateral Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the security interests granted hereunder.

(i) Enforcement. The Pledgor has not performed and will not perform any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the terms of this Collateral Agreement or that could reasonably be expected to limit the Collateral Agent in any such enforcement.

(j) Location. The Location of the Pledgor is Gibraltar.

4. Representations, Warranties and Agreements of the Collateral Agent and the Securities Intermediary.

(a) Each of the Collateral Agent and the Securities Intermediary represents, warrants to and agrees with the Pledgor and the Trustee with respect to itself that:

(i) Corporate Existence and Power. It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and has all powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Collateral Agreement.

(ii) Authorization and Non-Contravention. The execution, delivery and performance by it of this Collateral Agreement have been duly authorized by all necessary action on its part, if any (no action by its shareholders being required), and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of its charter or by-laws or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it.

(iii) Binding Effect. This Collateral Agreement constitutes its valid and binding agreement enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general equitable principles.

(b) The Securities Intermediary represents, warrants and agrees with the Collateral Agent, the Trustee and the Pledgor that:

(i) Other Agreements. It has not entered and, unless otherwise instructed by the Collateral Agent, will not enter into any agreement pursuant to which any Person other than the Pledgor, the Collateral Agent, the Trustee, or the Securities Intermediary has or will have Control with respect to any Collateral.

(ii) Other Liens. It hereby agrees that all Liens held by it (other than Liens arising hereunder) in any of the Collateral securing any obligation to it (either in such capacity or in any other capacity other than Collateral Agent) (collectively, “Other Liens”) shall be subordinate and junior to the liens, pledges and security interests in the Collateral arising hereunder and that it will take no action to enforce any Other Liens so long as any obligation under the Indenture or hereunder (whether or not then due) shall remain unsatisfied.

(iii) Securities Intermediary. It is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and in maintaining the Collateral Account hereunder is acting in such capacity. The Collateral Account is a “securities account” within the meaning of Section 8-501(a) of the UCC.

(iv) Deposit of VIP Shares with the Depositary. If, in connection with its exercise of any remedies under Section 8 hereof, the Collateral Agent requests that any Collateral consisting of VIP Shares be deposited with the Depositary, the Securities Intermediary will as promptly as practicable cause such VIP Shares to be so deposited in accordance with the Deposit Agreement in respect of the ADR Program and instruct the Depositary to execute and deliver VIP ADRs in respect thereof.

5. Certain Covenants of the Pledgor.

The Pledgor agrees that, so long as any of its obligations under the Securities or the Indenture remain outstanding:

(a) Title to Collateral. The Pledgor shall, subject to the terms of this Collateral Agreement, at all times hereafter have good title to the Collateral pledged hereunder, free of all Liens (other than the Liens created by this Collateral Agreement) and Transfer Restrictions (except for the Permitted Transfer Restrictions), and, subject to the terms of this Collateral Agreement, will at all times hereafter have good, right and lawful authority to assign, transfer and pledge such Collateral and all additions thereto under this Collateral Agreement. The Pledgor shall warrant and defend the Pledgor’s title to the Collateral, subject to the rights of the Collateral Agent, against the claims and demands of all Persons.

(b) Collateral Requirement. The Pledgor shall cause the Collateral to include at least 5,120,000 VIP Shares at all times (or, in case of any stock splits or combinations, such greater or lesser number as results therefrom).

(c) Further Assurances. The Pledgor shall, at its expense and in such manner and form as the Collateral Agent may reasonably request, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, create or maintain Control with respect to any such security interest in the Collateral or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Trustee hereunder with respect to such security interest. Without limiting the generality of the foregoing obligation, the Pledgor shall (i) within 15 days after the date of this Collateral Agreement register or cause to be registered at the Companies Registry of Gibraltar the prescribed particulars of this Collateral Agreement and the Lien created by this Collateral Agreement as required by the Gibraltar Companies Ordinance, in the prescribed form, duly completed and executed, together with an original fully executed counterpart of this Collateral Agreement and (ii) immediately upon the execution of the Collateral Agreement, register the Lien created by this Collateral Agreement in the Statutory Books and register of charges of the Pledgor, and (iii) pay all applicable filing fees in full, including, without limitation, those payable under the Gibraltar Stamp Duties Ordinance and deliver to the Collateral Agent (A) the original Certificate of Registration issued by the Gibraltar Companies Registrar with respect to this Collateral Agreement and (B) copies of the pages of its Statutory Books and register of charges evidencing the registration therein of the Lien created by this Collateral Agreement, duly certified by the Pledgor’s corporate officers thereunto duly authorized. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to execute and file, in the name and at the expense of the Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Collateral Agreement or of a financing statement relating to this Collateral Agreement) which the Collateral Agent may reasonably deem necessary or appropriate to further perfect, or maintain the perfection, of the security interests granted hereby. Upon receipt by the Collateral Agent and the Securities Intermediary of a written notice from the Pledgor to the effect that VIP has consented to (i) the deposit of the VIP Shares constituting Collateral hereunder in accordance with the Deposit Agreement in respect of the ADR Program, (ii) the issuance of VIP ADRs in respect of such deposit and (iii) the holding of such VIP ADRs as Collateral hereunder, each party hereto shall use its reasonable best efforts to amend the provisions of this Agreement and the Indenture, if required, in order to permit holding of such VIP ADRs instead of VIP Shares as Collateral hereunder. For the avoidance of doubt, any such amendment may not impair the first priority security interest granted to the Collateral Agent hereunder.

(d) Consolidation/Merger. The Pledgor shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any other Person except if (i) permitted pursuant to Article 8 of the Indenture and (ii) such consolidation, merger or transfer of assets shall not cause any of the Collateral to cease to be subject to the security interests granted hereunder, cause any of the security interests granted hereunder to become unperfected, cause the Collateral Agent to cease to Control any of the Collateral consisting of Investment Property or subject any Collateral to any other Lien. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Pledgor in accordance with this Section 5(d), the successor entity formed by such consolidation or into which the Pledgor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power, and will be subject to all obligations and duties, of the Pledgor under this Collateral Agreement with the same effect as if such successor entity had been named as the Pledgor herein, and the predecessor entity shall be relieved of any further obligation under this Collateral Agreement.

(e) Change of Name or Location. The Pledgor agrees that it shall not change its name or Location, unless (x) the Pledgor shall have given the Collateral Agent not less than 30 days’ prior notice thereof and (y) such change shall not cause any of the security interests granted hereunder to become unperfected, cause the Collateral Agent to cease to Control any of the Collateral consisting of Investment Property or subject any Collateral to any other Lien.

(f) Other Liens. The Pledgor agrees that it shall not (i) create or permit to exist any Lien (other than the Liens created by this Collateral Agreement) or any Transfer Restriction (other than the Permitted Transfer Restrictions) upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement pursuant to which any Person other than the Pledgor, the Collateral Agent, and the Securities Intermediary has or will have Control in respect of any Collateral.

(g) Notice to VIP. The Pledgor shall give notice to VIP upon an actual transfer of VIP Shares as required under the Shareholders Agreement dated May 30, 2001 between the Pledgor, Telenor East Invest AS and other parties (as amended from time to time).

6. Administration of the Collateral and Valuation of the Securities.

(a) Valuation of Collateral. Based on the receipt of notices from the Securities Intermediary pursuant to Section 9(e), the Collateral Agent shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

(b) Delivery of Collateral. Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to the Collateral Agent by or on behalf of the Pledgor shall be effected (i) in the case of Collateral consisting of certificated securities registered in the name of the Pledgor, by delivery of certificates representing such securities to the Collateral Agent, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent, (ii) in the case of Collateral consisting of uncertificated securities registered in the name of the Pledgor, by transmission by the Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and the issuer’s compliance with such instructions, provided that in the case of VIP Shares the Pledgor shall instruct the registrar of VIP to register such VIP Shares in the name of the Custodian, and the Securities Intermediary shall credit such VIP Shares to the Collateral Account, (iii) in the case of securities in respect of which security entitlements are held by the Pledgor through the Securities Intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to the Collateral Account, (iv) in the case of cash, by wire transfer in immediately available funds to a deposit account of the Collateral Agent, or (v) in any case, by complying with such reasonable alternative delivery instructions as the Collateral Agent shall provide to the Pledgor in writing.

Upon delivery of any Pledged Item under this Collateral Agreement, the Collateral Agent shall examine such Pledged Item and any certificates or instruments delivered pursuant to this Section 6(b), or otherwise pursuant to the terms hereof in connection therewith to determine that they appear to comply as to form with the requirements for the Collateral. The Collateral Agent shall cause all Collateral held hereunder to be credited to the securities account (as defined in Section 8-501(a) of the UCC) listed on Schedule I hereto established in the name of the Pledgor at the offices of the Securities Intermediary (the “Collateral Account”).

(c) A “Collateral Event of Default” shall mean, at any time, the occurrence of any of the following: (i) failure of the Collateral to include at least 5,120,000 VIP Shares (or, in case of any stock splits or combinations, such greater or lesser number as results therefrom), or (ii) failure at any time of the security interests granted hereunder to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien and to no Transfer Restrictions (other than Permitted Transfer Restrictions), and, with respect to any Collateral consisting of securities or security entitlements, as to which the Collateral Agent has Control, or in each case, assertion of such by the Pledgor in writing.

7. Income and Voting Rights on Collateral.

(a) Unless an LTV Ratio Triggered Early Maturity has occurred or an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive for the Pledgor’s own account all cash dividends relating to the Collateral. The Collateral Agent agrees that, unless an LTV Ratio Triggered Early Maturity shall have occurred or an Event of Default shall have occurred and be continuing, it shall not give any instruction to the Securities Intermediary that would prevent the Securities Intermediary from paying over to the Pledgor any cash dividends received from VIP in relation to the Collateral. Upon receipt of any such cash dividend, the Securities Intermediary shall, subject to applicable law, remit to the Pledgor on the Business Day received or the first Business Day thereafter all such cash dividends received by it except that (i) if the Securities Intermediary or its agent is required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Pledgor shall be reduced accordingly and (ii) the Securities Intermediary is not required to make that payment until the Pledgor has notified the Securities Intermediary of an account that can receive that payment in the currency in which the Securities Intermediary received it. For the avoidance of doubt, any non-cash distributions in respect of the VIP Shares constituting Collateral under this Collateral Agreement shall be retained by the Securities Intermediary as Collateral in the Collateral Account. If the Securities Intermediary has received notice from the Collateral Agent that an LTV Ratio Triggered Early Maturity has occurred or an Event of Default has occurred and is continuing, all distributions in respect of the VIP Shares constituting Collateral hereunder (including any cash distributions) made or accrued after the LTV Ratio Triggered Early Maturity or after and during the continuance of such Event of Default shall be retained as Collateral in the Collateral Account, and any distributions or payments that are received by the Pledgor shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent. Any such payments so retained by, or paid over to, the Collateral Agent shall be held by the Collateral Agent as Collateral hereunder. If any such Event of Default is no longer continuing, then the Collateral Agent shall remit, or shall instruct the Securities Intermediary to remit, to the Pledgor any such payments that are so retained by, or paid to it, on the first Business Day after the Collateral Agent shall have received notice from the Trustee that such Event of Default is no longer continuing.

(b) Unless an LTV Ratio Triggered Early Maturity has occurred or an Event of Default has occurred and is continuing and the Collateral Agent has decided to exercise its remedies under Section 8 below, the Pledgor shall have the right, from time to time, to vote and to give all approvals, consents, ratifications, waivers and to do all actions other than actions prohibited herein with respect to the Collateral (including all VIP Shares). Unless the Securities Intermediary has received notice from the Collateral Agent that the Collateral Agent has decided to exercise its remedies under Section 8, (i) upon receipt from the issuer of VIP Shares or other securities constituting Collateral of notice of any meeting or solicitation of proxies or consents of holders of those securities, the Securities Intermediary shall, as soon as practicable thereafter, mail to the Pledgor a notice, the form of which notice shall be in the sole discretion of the Securities Intermediary, which shall contain (a) such information as is contained in such notice of meeting received by the Securities Intermediary, (b) a statement that the Pledgor will be entitled, subject to any applicable provision of law and of the articles of association or similar document of the issuer of those securities, to instruct the Securities Intermediary as to the exercise of the voting rights, if any, pertaining to those securities constituting Collateral and (c) a statement as to the manner in which such instructions maybe given and (ii) upon the written request of the Pledgor, received on or before the date established by the Securities Intermediary for such purpose, the Securities Intermediary shall endeavor, in so far as practicable and permitted under applicable law, to vote or cause to be voted those securities constituting Collateral in accordance with the instructions set forth in such request. The Securities Intermediary shall not vote or attempt to exercise the right to vote that attaches to those securities other than in accordance with such instructions. The Securities Intermediary shall within three Business Days from the date hereof issue a revocable power of attorney in the form of Annex II hereto that shall not be revoked unless the Securities Intermediary has received notice from the Collateral Agent that the Collateral Agent has decided to exercise its remedies under Section 8 hereof. As promptly as practicable after receipt of an instruction from the Collateral Agent to the effect that any Collateral consisting of VIP Shares be deposited with the Depositary pursuant to Section 4(b)(iv) hereof, and no later than at the time of the delivery of Davis Polk & Wardwell’s legal opinion to the Depositary pursuant to Section 11(c) hereof, the Securities Intermediary shall give, or cause its nominee to give, notice to VIP of the revocation of such power of attorney in accordance with the terms of such power of attorney.

8. Remedies upon LTV Ratio Triggered Early Maturity or Events of Default.

(a) If an LTV Ratio Triggered Early Maturity has occurred or any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Trustee, as agent of the Holders of the Securities, all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as provided in the Indenture or as may be required by mandatory provisions of law, may sell all of the

Collateral at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Pledgor covenants and agrees, at the request of the Collateral Agent, to execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which the Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Article 9 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Pledgor acknowledges and agrees that the Collateral Agent may deposit the VIP Shares constituting Collateral hereunder with the Depositary for creation of VIP ADSs representing such VIP Shares in connection with the Collateral Agent’s exercise of rights hereunder and that such deposit of VIP Shares constituting Collateral hereunder into the ADR Program shall be a commercially reasonable preparation for sale of such Collateral. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests hereunder and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b) Power of Attorney. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor with full power and authority, in the name and stead of the Pledgor, to do all of the following: (i) upon any sale of all or any part of any Collateral made either under the power of sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Collateral Agreement, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold; (ii) to the extent permitted by law, to exercise, at any time upon or after the LTV Ratio Triggered Early Maturity and from time to time while an Event of

Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral: (1) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (2) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (3) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof) and (4) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; provided that the Collateral Agent shall give the Pledgor not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. The Collateral Agent and the Pledgor agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9-611 of the UCC. The grant of the foregoing power of attorney shall not be deemed to be a grant of a power of attorney to vote or grant proxies with respect to any shares of VIP Shares. For such purposes the Collateral Agent may execute all necessary documents and instruments and may instruct the Securities Intermediary in the name and on behalf of the Pledgor. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that its attorneys acting under such power, or such attorneys’ successors or agents, shall lawfully do so by virtue of this Collateral Agreement. If so requested by the Collateral Agent, by the Trustee or by any purchaser of the Collateral or a portion thereof, the Pledgor shall further ratify and confirm any such sale by executing and delivering to the Collateral Agent, to the Trustee or to such purchaser or purchasers at the expense of the Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request. The Pledgor’s obligations and authorizations hereunder shall not be terminated by operation of law or the occurrence of any event whatsoever, including the death or disability of the Pledgor, or the occurrence of any other event.

(c) Application of Collateral and Proceeds. Upon or after the LTV Ratio Triggered Early Maturity or in case an Event of Default shall have occurred and be continuing, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one or more times, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 8. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral remaining after delivery to the Trustee pursuant to Section 8(a) shall be applied by the Collateral Agent in the following order of priorities:

(i) first, to the payment to the Collateral Agent and the Securities Intermediary of the expenses of such sale or other realization, including reasonable compensation to each of the Collateral Agent and the Securities Intermediary and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent and the Securities Intermediary in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Pledged Item (other than Break Funding Costs) and fees relating to the issuance of VIP ADSs representing VIP Shares, if any;

(ii) second, to the payment to the Trustee of any expenses incurred in connection with the LTV Ratio Triggered Early Maturity or Event of Default and such sale or other realization, including reasonable compensation to the Trustee and its agents and counsel, and all documented expenses, liabilities and advances incurred or made by the Trustee in connection therewith;

(iii) third, to the payment to the Trustee for pro rata distribution to the Holders of Securities of an amount equal to the principal and interest due and payable under the Securities;

(iv) fourth, to the payment of any other obligations of the Pledgor under the outstanding Securities, the Indenture and this Collateral Agreement; and

(v) finally, if all of the obligations of the Pledgor under the outstanding Securities, the Indenture and this Collateral Agreement, including, without limitation, the obligation with respect to the fees, costs and expenses of the Collateral Agent and the Trustee, have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of the Pledgor for the discharge thereof, any remaining proceeds shall be released to the Pledgor.

After the LTV Triggered Early Maturity Event has occurred or an Event of Default has occurred and is continuing, the Collateral Agent shall give a written notice to the Securityholders promptly upon the earlier of (i) obtaining sufficient net proceeds from the realization on the Collateral to pay in full all amounts due to the Securityholders under the Securities, the Indenture and this Collateral Agreement or (ii) 11:00 a.m. (UK time) on the fourteenth day (or, if such day is not a Business Day, then on the next following Business Day) following the date of occurrence of the LTV Triggered Early Maturity Event or such Event of Default setting forth the net proceeds per $1,000 principal amount of the Securities outstanding obtained by it by the date of such notice from the realization on the Collateral.

(d) Agreement to Pay Attorneys’ Fees and Expenses. The Pledgor agrees that, upon the occurrence of an LTV Ratio Triggered Early Maturity or an Event of Default, it will pay or reimburse the Collateral Agent, the Securities Intermediary and the Trustee on demand for the reasonable expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Pledgor herein contained, including the reasonable fees of attorneys employed by them. All such costs and expenses shall be deducted from the proceeds of any sale of the Collateral in accordance with Section 8(c) hereof, and, if there is no sale of the Collateral, or such proceeds are insufficient therefor, shall be paid promptly from the Pledgor’s own funds.

9. The Securities Intermediary

The Securities Intermediary accepts its duties and responsibilities hereunder as agent of the Trustee on and subject to the following terms and conditions:

(a) Performance of Duties; Force Majeure. The Securities Intermediary undertakes to perform such duties and only such duties as are expressly set forth herein and, beyond the performance of such duties without gross negligence or willful misconduct, no implied covenants or obligations shall be read into this Collateral Agreement against the Securities Intermediary. No provision hereof shall be construed to relieve the Securities Intermediary from liability for its own grossly negligent action, grossly negligent failure to act, or its own willful misconduct, subject to the following:

(i) The Securities Intermediary may consult with counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

(ii) The Securities Intermediary and its nominees shall not be liable with respect to any action taken, suffered or omitted by the Securities Intermediary in good faith (A) reasonably believed by the Securities Intermediary to be authorized or within the discretion or rights or powers conferred on it by this Collateral Agreement or (B) in accordance with any direction or request of the Collateral Agent.

(iii) The Securities Intermediary and its nominees shall not be liable for any error of judgment made in good faith by any of the officers of the Securities Intermediary or its nominees, unless the Securities Intermediary was grossly negligent in ascertaining the pertinent facts.

(iv) The Securities Intermediary and its nominees shall not be liable for any claims, losses, liabilities, damages or expenses (including attorneys’ fees and expenses) due to forces beyond the reasonable control of the Securities Intermediary, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that this provision shall not protect the Securities Intermediary against any liability to which it would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

(v) In the absence of bad faith on its part, the Securities Intermediary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon, and shall be protected in acting in good faith in reliance upon, any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

(vi) No provision of this Collateral Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(vii) In no event shall the Securities Intermediary or its nominees be personally liable for any taxes or other governmental charges imposed upon or in respect of (x) the Collateral or (y) the income or other distributions thereon.

(viii) The Securities Intermediary shall be regarded as making no representations and having no duties, responsibilities or obligations with respect to determining the validity or value of any VIP Shares, VIP ADRs or VIP ADSs evidenced thereby, or genuineness or sufficiency of other documents deposited with or delivered to it or the genuineness or sufficiency of any signature or endorsement set forth on or in connection with such documents.

(ix) The Securities Intermediary and its nominees shall not be obligated or required to commence, or voluntarily participate in, any suit, action or proceeding arising under or related to this Collateral Agreement that in the Securities Intermediary’s judgment might involve any expense or liability unless the Securities Intermediary shall have been furnished with indemnity reasonably satisfactory to the Securities Intermediary and, for the avoidance of doubt, the Securities Intermediary shall provide notice of such proceedings to the Pledgor.

(x) Except as otherwise provided in this Collateral Agreement, the Securities Intermediary may perform any duties under this Collateral Agreement either directly or by or through (i) agents or subagents and the Securities Intermediary shall not be responsible for the performance, non-performance or other acts or omissions on the part of those agents or subagents except to the extent that the Securities Intermediary would be responsible under this Collateral Agreement if it had performed its duties directly, or (ii) nominees, correspondents, designees, custodians, subcustodians or other contracts or service providers and the Securities Intermediary shall not be responsible for the performance, non-performance or other acts or omissions on the part of those nominees, correspondents, designees, depositories, custodians, subcustodians or other contractors or service providers appointed or otherwise engaged with due care by it, provided that the Securities Intermediary shall account to the Pledgor for any recoveries or compensation it obtains from such service providers in compensation for any losses suffered by the Pledgor as a result of the acts or omissions of such service providers;

(xi) The Securities Intermediary is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Collateral Agent or the Trustee, and to apply to the Collateral Agent or the Trustee, for advice or instructions in connection with its duties hereunder, and the Securities Intermediary shall not be liable for any delay in acting while waiting for those instructions, provided that the Collateral Agent and Trustee may only provide such instructions as are permitted by this Agreement and the Indenture. Any applications by the Securities Intermediary for written instructions from the Collateral Agent or the Trustee may, at its option, set forth in writing any action proposed to be taken or omitted by it under this Collateral Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Securities Intermediary and its nominees shall not be liable for any action taken by, or omission of, the Securities Intermediary in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than two Business Days after the date such application is sent to the Collateral Agent or the Trustee, unless the Collateral Agent or the Trustee shall have consented in writing to any earlier date) unless, prior to taking any such action, it shall have received written instructions in response to such application specifying the action to be taken or omitted.

(xii) Indemnification. The Pledgor shall indemnify the Securities Intermediary, its officers, employees, agents and nominees for, and hold the Securities Intermediary and its officers, employees, agents and nominees harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claims of liability) arising out of or in connection with the Securities Intermediary’s acting as the Securities Intermediary hereunder, except such loss, liability or expense with respect to which the Securities Intermediary (or such officer, employee or agent, as the case may be) would not be relieved of liability under Section 9(a)(iv) hereof, provided that the Securities Intermediary shall not settle any lawsuit or claim without the consent of the Pledgor, which consent shall not be unreasonably withheld. The obligation of the Pledgor under this Section 9(a)(xii) shall survive the termination of this Collateral Agreement and the resignation or removal of the Securities Intermediary.

(b) Merger. Any corporation or association into which the Securities Intermediary may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Trustee, be and become a successor Securities Intermediary hereunder and vested with all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(c) Holder of Record of VIP Shares Constituting Collateral. The Securities Intermediary shall, at all times, use its reasonable best efforts to hold the VIP Shares constituting Collateral hereunder such that the record holder of those VIP Shares shall be at all the times the same legal entity as is then acting as ADR Program Custodian. The Securities Intermediary shall not remove any legal entity as is then acting as Custodian hereunder unless, prior to such removal, the Securities Intermediary and the Depositary shall have used its reasonable best efforts to make arrangements for the simultaneous re-registration on the shareholders register of VIP of, respectively, the VIP Shares underlying the ADR Program and the VIP Shares constituting Collateral hereunder in the name of the same legal entity that shall be the new Custodian and the new ADR Program Custodian. In case the Securities Intermediary receives notice of the resignation of any legal entity as is then acting as Custodian hereunder, the Securities Intermediary shall make arrangements together with the Depositary for the simultaneous re-registration on the shareholders register of VIP of, respectively, the VIP Shares underlying the ADR Program and the VIP Shares constituting Collateral hereunder in the name of the same legal entity that shall be the new Custodian and the new ADR Program Custodian. If, notwithstanding its reasonable best efforts, the Securities Intermediary is unable to hold VIP Shares constituting Collateral hereunder such that the record holder of those VIP Shares shall be at all the times the same legal entity as is then acting as ADR Program Custodian, the Securities Intermediary shall provide the Collateral Agent with notice of that development as soon as practicable.

(d) Removal. The Securities Intermediary may be removed if The Bank of New York ceases to be the Depositary by an instrument or concurrent instruments in writing delivered to the Securities Intermediary, the Collateral Agent and the Pledgor and signed by the Trustee. Such removal shall take effect upon the appointment of a successor Securities Intermediary by the Trustee which shall be the same entity that acts as the Depositary. The removal of the Securities Intermediary or any successor Securities Intermediary shall not affect its rights hereunder, including without limitation, the rights under Sections 9(a)(xii) and (h) hereof.

(e) Notices. The Securities Intermediary shall give notice to the Pledgor and the Collateral Agent as soon as practicable after it becomes aware of the occurrence of any of the following events: (i) the failure at any time of VIP Shares constituting Collateral hereunder to appear on the shareholders register of VIP as being held of record by the same legal entity as is then acting as Custodian hereunder and as ADR Program Custodian, (ii) its decision to resign as Securities Intermediary hereunder, which notice shall be given not less than 90 days prior to the effective date of such resignation, (iii) its decision to remove any legal entity as is then acting as Custodian hereunder, (vi) its receipt of notice from any legal entity as is then acting as Custodian of its resignation as Custodian hereunder, (v) the failure of the Collateral to include at any time at least 5,120,000 VIP Shares (or, in case of any stock splits or combinations, such greater or lesser number as results therefrom), and (vi) any action taken or to be taken by it in compliance with the requirements of Section 9(c) or 9(d), as the case may be.

(f) Appointment of Successor. (1) If the Securities Intermediary hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trustee by an instrument or concurrent instruments in writing signed by the Trustee or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor, the Collateral Agent and the Securities Intermediary. (2) Every such temporary or permanent successor Securities Intermediary appointed pursuant to the provisions hereof shall be the same entity that acts as the Depositary.

(g) Acceptance by Successor. Every successor Securities Intermediary appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Securities Intermediary shall deliver all Collateral held by it as the Securities Intermediary hereunder to its successor. Should any instrument in writing from the Pledgor be reasonably required by a successor Securities Intermediary for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the successor Securities Intermediary, be forthwith executed, acknowledged and delivered by the Pledgor at its sole cost and expense.

(h) Compensation and Reimbursement. The Pledgor agrees: (i) to pay to the Securities Intermediary from time to time compensation for all services rendered by it hereunder in accordance with agreements in writing between the Pledgor and the Securities Intermediary (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and (ii) to reimburse the Securities Intermediary upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by Securities Intermediary in accordance with any provision of this Collateral Agreement (including the reasonable compensation, fees, expenses and disbursements of its agents, accountants and counsel), except any expense, disbursement or advances with respect to which the Securities Intermediary would not be relieved of liability under Section 9(a)(iv) hereof.

10. The Collateral Agent.

The Collateral Agent accepts its duties and responsibilities hereunder as agent for the Trustee, on and subject to the following terms and conditions:

(a) Performance of Duties; Force Majeure. The Collateral Agent undertakes to perform such duties and only such duties as are expressly set forth herein and, beyond the exercise of reasonable care in the performance of such duties, no implied covenants or obligations shall be read into this Collateral Agreement against the Collateral Agent. No provision hereof shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act, recklessness or its own willful misconduct, subject to the following:

(i) The Collateral Agent may consult with counsel, and the advice or opinion of such counsel that it is acting in accordance with this Indenture or this Collateral Agreement shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

(ii) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Collateral Agreement or (ii) in accordance with any direction or request of the Trustee provided that the Collateral Agent reasonably believes that the Trustee is acting in accordance with the Indenture.

(iii) The Collateral Agent shall not be liable for any error of judgment made in good faith by any of its officers, unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(iv) The Collateral Agent shall not be liable for any claims, losses, liabilities, damages or expenses (including attorneys’ fees and expenses) due to forces beyond the reasonable control of the Collateral Agent, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that this provision shall not protect the Collateral Agent against any liability to which it would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

(v) In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

(vi) No provision of this Collateral Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(vii) The Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney that is not a subsidiary or affiliate of the Collateral Agent and that is appointed with due care by it hereunder. In furtherance thereof, any subsidiary owned or controlled by the Collateral Agent, or its successors, as agent for the Collateral Agent, may perform any or all of the duties of the Collateral Agent relating to the valuation of securities and other instruments constituting Collateral hereunder.

(viii) In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (x) the Collateral or (y) the income or other distributions thereon.

(ix) Indemnification. The Pledgor shall indemnify the Collateral Agent, its officers, employees and agents for, and hold the Collateral Agent and its officers, employees and agents harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claims of liability) arising out of or in connection with the Collateral Agent’s acting as the Collateral Agent hereunder, except such loss, liability or expense with respect to which the Collateral Agent (or such officer, employee or agent, as the case may be) would not be relieved of liability under Section 10(a)(iv) hereof provided that the Collateral Agent shall not settle any lawsuit or claim without the consent of the Pledgor. The obligation of the Pledgor under this Section 10(a)(ix) shall survive the termination of this Collateral Agreement and the resignation or removal of the Collateral Agent. The Collateral Agent shall be under no obligation to exercise any of the rights, powers, duties or obligations vested in or placed upon it by this Collateral Agreement at the request or direction of the Pledgor, unless the Pledgor shall have provided to the Collateral Agent security and/or indemnity, reasonably satisfactory to the Collateral Agent, against the costs, expenses and liabilities which it may reasonably expect to incur and liabilities which it may reasonably expect to incur in compliance with such request or direction.

The Collateral Agent shall not be responsible for the correctness of the recitals and statements herein which are made by the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Indenture, the Securities or the Lien on the Collateral purported to be created hereby.

(b) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default, unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

(c) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Trustee, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(d) Resignation. The Collateral Agent and any successor Collateral Agent may at any time resign by giving 30 days’ written notice by registered or certified mail to the Pledgor and notice to the Trustee and the Securities Intermediary in accordance with the provisions of Section 13(c) hereof. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trustee. Resignation by the Collateral Agent or any successor Collateral Agent shall not affect its rights hereunder, including without limitation, the rights under Sections 10(a)(ix) and 10(h) hereof.

(e) Removal. The Collateral Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgor and signed by the Trustee and notice to the Securities Intermediary in accordance with the provisions of Section 13(c) hereof. Such removal shall take effect upon the appointment of a successor Collateral Agent by the Trustee. The removal of the Collateral Agent or any successor Collateral Agent shall not affect its rights hereunder, including without limitation, the rights under Sections 10(a)(ix) and 10(h) hereof.

(f) Appointment of Successor. (1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trustee by an instrument or concurrent instruments in writing signed by the Trustee or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor and the Securities Intermediary. (2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

(g) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such successor Collateral Agent shall give notice of its acceptance of the appointment to the Securities Intermediary in accordance with the provisions of Section 13(c) hereof. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the Pledgor be reasonably required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

(h) Compensation and Reimbursement. The Pledgor agrees: (i) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and (ii) to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Collateral Agent in accordance with any provision of this Collateral Agreement (including the reasonable compensation, fees, expenses and disbursements of its agents, accountants and counsel), except any expense, disbursement or advances with respect to which the Collateral Agent would not be relieved of liability under Section 10(a)(iv) hereof.

11. The Depositary

(a) Representations and Warranties of the Depositary. The Depositary hereby represents and warrants to the Collateral Agent and the Trustee that:

(i) The Deposit Agreement in respect of the ADR Program is in effect as of the date of this Collateral Agreement, and until the date hereof the Depositary has not received any direction from VIP to terminate the Deposit Agreement.

(ii) To the best of the Depositary’s knowledge, no permits, licenses, consents or authorizations were obtained with respect to the establishment of the ADR Progam or the organization of circulation of VIP Shares (including in the form of securities of foreign issuers under foreign law certifying rights to Russian securities) from the securities market regulator of the Russian Federation.

(b) Custodian under the ADR Program. The Depositary shall notify the Securities Intermediary as promptly as practicable if it determines to remove any legal entity as is then acting as ADR Program Custodian and shall use its reasonable best efforts to make arrangements for the simultaneous re-registration on the shareholders register of VIP of, respectively, the VIP Shares underlying the ADR Program and the VIP Shares constituting Collateral hereunder in the name of the same legal entity that shall be the new Custodian and the new ADR Program Custodian. In case the Depositary receives notice of the resignation of any legal entity as is then acting as ADR Program Custodian, the Depositary shall use its reasonable best efforts to make arrangements together with the Securities Intermediary for the simultaneous re-registration on the shareholders register of VIP of, respectively, the VIP Shares underlying the ADR Program and the VIP Shares constituting Collateral hereunder in the name of the same legal entity that shall be the new Custodian and the new ADR Program Custodian.

(c) Deposit of VIP Shares Constituting Collateral under ADR Program. Upon receipt of (i) VIP Shares constituting Collateral hereunder from the Securities Intermediary for deposit in accordance with the Deposit Agreement in respect of the ADR Program pursuant to Section 4(b)(iv) hereof, (ii) Davis Polk & Wardwell’s written legal opinion substantially in the form attached as Annex I hereto, (iii) a certificate executed by each Holder at that time of the Securities to the effect that such Holder is not, and has not been within the preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act of 1933, as amended) of VIP, (iv) the fees and expenses of the Depositary and payment of any applicable taxes and governmental charges as provided in the Deposit Agreement, the Depositary shall, as promptly as practicable, accept those VIP Shares for such deposit and deliver VIP ADRs in respect of that deposit or to the order of the Collateral Agent unless (x) the ADR Program is not at the time open for deposits of VIP Shares or (y) the Depositary has reason to believe that deposit of such VIP Shares or issuance of VIP ADSs in respect of such VIP Shares would violate any law or governmental regulation.

(d) Notices. The Depositary shall give notice to the Pledgor and the Collateral Agent as promptly as practicable upon the occurrence of any of the following events: (i) its receipt of notice from VIP of its removal as Depositary under the ADR Program, (ii) its decision to resign as Depositary in respect of the ADR Program, (iii) its decision to remove any legal entity as is then acting as ADR Program Custodian, (iv) its receipt of notice from any legal entity as is then acting as ADR Program Custodian of its resignation as ADR Program Custodian, (v) the ADR Program not being open for deposits of VIP Shares or (vi) the Depositary having reason to believe that deposit of the VIP Shares constituting Collateral hereunder or issuance of VIP ADSs in respect of those VIP Shares to or to the order of the Collateral Agent would violate any law or governmental regulation.

12. Amendment.

(a) Amendment Without Consent of Holders. Without the consent of any Holders, the Pledgor, the Collateral Agent, the Securities Intermediary, the Depositary and the

Trustee may, at any time and from time to time, amend this Collateral Agreement, in form satisfactory to the Pledgor, the Collateral Agent, the Securities Intermediary and the Trustee, to:

(i) evidence the succession of another Person to the Pledgor and the assumption by any such successor of the covenants of the Pledgor;

(ii) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Trustee;

(iii) add to the covenants of the Pledgor for the benefit of the Holders, or surrender any right or power herein conferred upon the Pledgor, provided such covenants or such surrender do not adversely affect the validity, perfection or priority of the Lien created hereunder; or

(iv) cure any ambiguity (or formal defect), correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or make any other provisions with respect to such matters or questions arising under this Collateral Agreement, provided such action shall not adversely affect the interests of the Holders in any material respect.

(b) Amendment With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Pledgor, the Trustee, the Collateral Agent, the Depositary and the Securities Intermediary may amend this Collateral Agreement for the purpose of modifying in any manner the provisions of this Collateral Agreement; provided, however, that no such amendment shall, without the unanimous consent of the Holders of each outstanding Security:

(i) change the amount or type of Collateral required to be pledged to secure the Pledgor’s performance under the Securities, unless such change is not adverse to the Holders; or

(ii) otherwise effect any action that would require the consent of the Holder of each outstanding Security affected thereby pursuant to the Indenture if such action were effected by a modification or amendment of the provisions of the Indenture; or

(iii) reduce the aggregate principal amount of Securities the consent of whose Holders is required for the modification or amendment of the provisions of this Collateral Agreement;

It shall not be necessary for the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if the Holders shall approve the substance thereof.

(c) Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent and the Trustee shall be entitled to receive and (subject to

Section 5.01 of the Indenture with respect to the Trustee) shall be fully authorized and protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Collateral Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. The Collateral Agent, the Trustee, the Depositary and the Securities Intermediary may, but shall not be obligated to, enter into any such amendment which affects their own respective rights, duties or immunities under this Collateral Agreement or otherwise.

(d) Effect of Amendments. Upon the execution of any amendment under this Section, this Collateral Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Collateral Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Indenture shall be bound thereby.

13. Miscellaneous.

(a) Benefit of Agreement; Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of the Pledgor and the Collateral Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trustee and its successors and assigns.

(b) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Collateral Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(c) Notices.

(i) Any notice provided for herein, unless otherwise specified, shall be in writing (including transmittals by telex or telecopier) and shall be given to a party at the address or addresses, as applicable, set forth opposite such party’s name on the signature pages hereto or at such other address as may be designated by notice duly given in accordance with this Section 13(c) to each other party hereto.

(ii) Each such notice given pursuant to paragraph (i) shall be effective (A) if sent by certified mail (return receipt requested), 72 hours after being deposited in the mail, postage prepaid; (B) if given by telex or telecopier, when such telex or telecopied notice is transmitted; or (C) if given by any other means, when delivered at the address specified in this Section 13(c); provided that in the case of notices to the Pledgor any such notice shall be effective upon satisfaction of the effectiveness requirements set forth in this sentence with respect to the Pledgor or Alfa Capital Holdings (Cyprus) London Branch.

(d) Governing Law. This Collateral Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law provisions thereof; provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of the Trustee, shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) in respect of the Collateral Account is the State of New York.

(e) Counterparts. This Collateral Agreement may be executed, acknowledged and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same instrument.

(f) Jurisdiction and Arbitration.

(i) All disputes arising out of or in connection with this Collateral Agreement (each such dispute, a “Dispute”) shall be referred to and finally settled by arbitration under the Rules of Arbitration (the “ICC Rules”) of the International Chamber of Commerce (“ICC”), which Rules are deemed to be incorporated by reference into this clause. The language of the arbitration shall be English. The parties hereby expressly agree that any dispute which arises out of or in connection with this Collateral Agreement will necessarily require resolution as a matter of exceptional urgency. The arbitration proceedings shall be conducted in New York, by a tribunal of three arbitrators and New York shall be the seat of the arbitration. Each party is to appoint one arbitrator. The chairman shall be an arbitrator selected by agreement of the two party appointed arbitrators. If the two party appointed arbitrators are unable to agree upon a chairman, the chairman shall be appointed by the Court of Arbitration of the ICC in accordance with Article 9 of the ICC Rules. If there are more than two parties to the dispute, the arbitrators shall be selected in accordance with Article 10 of the ICC Rules. The arbitration tribunal shall determine any Dispute in accordance with the laws of the State of New York. The parties to this Collateral Agreement agree that any decision of the arbitral tribunal shall be conclusive, binding and enforceable in any court of competent jurisdiction.

(ii) The parties to this Collateral Agreement hereby waive any right to refer such dispute or controversy to any other forum or tribunal, with the exception of the jurisdiction of a competent court in New York to grant equitable relief necessary to preserve any party’s rights and remedies under this Collateral Agreement, until such time as an arbitral tribunal has been selected and arbitration proceedings before such tribunal can commence. No court other than a court of competent jurisdiction in New York shall have jurisdiction to hear any Dispute among any of the parties to this Collateral Agreement. The arbitral tribunal shall be entitled to grant injunctive or other equitable relief to prevent breaches of this Collateral Agreement or to enforce specifically the performance or the terms and provisions hereof. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(g) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS COLLATERAL AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS COLLATERAL AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

(h) The Trustee hereby instructs the Collateral Agent to release the Escrowed Assets (as defined in the Escrow Agreement) in accordance with the Escrow Agreement whenever such a release is permitted under Section 3.10 of the Indenture.

14. Termination of Collateral Agreement.

This Collateral Agreement and the rights hereby granted by the Pledgor in the Collateral shall cease and terminate upon fulfillment of all of the obligations of the Pledgor under all outstanding Securities, and under the Indenture and this Collateral Agreement and the Pledgor shall have no further liability or obligation hereunder upon such termination. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Pledgor by the Collateral Agent, accompanied by such documents of termination and release as the Pledgor may reasonably request, all at the expense of the Pledgor. If at any time any payment under the Securities, the Indenture or this Collateral Agreement is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Issuer, the security interest in the Collateral shall be reinstated with respect thereto as though such payment had been due but not made at such time. Upon the earlier of (i) the termination of this Collateral Agreement or (ii) the later of (A) the 31st day after an initial sale of any Collateral by the Collateral Agent or (B) if the Collateral Agent is prevented from being able to exercise its remedies under Section 8 hereof as a result of legal proceedings having been brought in any jurisdiction, then the Collateral Agent shall on the 11th Business Day after the day as of which the Collateral Agent is no longer so prevented from being able to exercise its remedies under Section 8 hereof, or within three Business Days after the date of the occurrence of either (i) or (ii)(A) hereunder provide a written instruction to The Bank of New York in its capacity as escrow agent under the Escrow Agreement to release the Escrowed Assets (as defined in the Escrow Agreement) in accordance with the instructions of the Pledgor.

IN WITNESS WHEREOF, each of the Pledgor, the Collateral Agent and the Trustee has caused this Collateral Agreement to be duly executed on its behalf as of the date first above written.

ECO TELECOM LIMITED,
as Pledgor

By:	/s/ Pavel Volitskiy
Name:	Pavel Volitskiy
Title:	Director

Address for Notices:

Suite 2
4 Irish Palace
Gibraltar
Attention: Franz Wolf
Telephone: +35041981
Facsimile: +35041988
Email: ctfh@ctfh.gi

with a copy to:

Alfa Capital Holdings (Cyprus) London Branch
City Tower 40, Basinghall Street
London EC2V 5DE
Telephone: +44 207 5888500
Facsimile: +44 207 3824170
Attention: Natalia Egorova
Email: n.egorova@alfa-cm.com

with a copy to:

LLC Alfa Eco
21, Novy Arbat
Moscow
Russia
Facsimile: +7095 981-4448
Attention: Maxim Lyashko
Email: notices@alfa-telecom.ru

DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, as Collateral Agent

By:	/s/ Niall McCallum
Name:	Niall McCallum
Title:	Director

Address for Notices:

Deutsche International Corporate Services Limited
Floor 4, St. Pauls Gate
New Street
St. Helier
Jersey
Channel Islands

Fax: +44 (0) 1534 889 884
Attention: Louise Holmes or Senior Transaction Manager

DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, as Trustee

By:	/s/ Niall McCallum
Name:	Niall McCallum
Title:	Director

Address for Notices:

Deutsche International Corporate Services Limited
Floor 4, St. Pauls Gate
New Street
St. Helier
Jersey
Channel Islands

Fax: +44 (0) 1534 889 884
Attention: Louise Holmes or Senior Transaction Manager

THE BANK OF NEW YORK, as Securities Intermediary

By:	/s/ Breige Tinnelly
Name:	Breige Tinnelly
Title:	AVP

Address for Notices:

The Securities Intermediary
The Bank of New York
One Canada Square
London E14 5AL
Attention: Corporate Trust Administration
Telephone +44 20 7964 6402
Fax: +44 20 7964 6399

IN WITNESS solely of the provisions of Section 11 of this Collateral Agreement, the Depositary has caused this Collateral Agreement to be duly executed on its behalf as of the date first above written.

THE BANK OF NEW YORK, as Depositary

By:	/s/ Andrew J. Zelter
Name:	Andrew J. Zelter
Title:	Managing Director

Address for Notices:

The Bank of New York
101 Barclay Street
New York
New York 10286
Attention: ADR Administration
Facsimile: 212-571-3050

[Schedules and Annexes Intentionally Omitted]